Exhibit 99.1

FOR IMMEDIATE RELEASE

January 23, 2008

PERKINELMER ELECTS ROBERT F. FRIEL AS CHIEF EXECUTIVE OFFICER

Gregory L. Summe Will Continue as Executive Chairman

WALTHAM, Mass. – PerkinElmer, Inc. (NYSE: PKI), a global leader in Health Sciences and Photonics, today announced that Robert F. Friel has been elected Chief Executive Officer by the Company’s Board of Directors effective February 1, 2008. He will also retain the title of President.

Gregory L. Summe will continue in the role of Executive Chairman of the Board, and remain as such through the Annual Shareholders meeting in April 2009. Today’s announcement is consistent with the Company’s leadership succession plan announced in July 2007.

Friel joined PerkinElmer in 1999 as Chief Financial Officer, and was appointed Vice Chairman and President of its Life and Analytical Sciences business in 2006. In 2007, Friel was appointed President and Chief Operating Officer of the Company.

“I am honored by the Board’s decision and look forward to leading PerkinElmer,” said Friel. “The Company has a great set of businesses, outstanding employees and is well-positioned to continue to drive advancements in Health Sciences and Photonics. I look forward to building on the strong foundation to deliver sustainable growth.”

“Rob has a long track record of results in a wide variety of challenging roles and knows the Company extremely well,” said Summe. “The Board of Directors and I believe that Rob is the right leader to drive PerkinElmer’s future growth and expansion, and look forward to his continued success.”

Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow, revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management’s current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) our failure to introduce new products in a timely manner; (2) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (3) our failure to protect adequately our intellectual property; (4) the loss of any of our licenses or licensed rights; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (7) our ability to produce an adequate quantity of products to meet our customers’ demands; (8) our failure to maintain compliance with applicable government regulations; (9) regulatory changes; (10) our failure to comply with health care industry regulations; (11) economic, political and other risks associated with foreign operations; (12) our ability to retain key personnel; (13) restrictions in our credit agreements; (14) our ability to realize the full value of our intangible assets; and (15) other factors which we describe under the caption “Risk Factors” in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

PerkinElmer, Inc. is a global technology leader driving growth and innovation in Health Sciences and Photonics markets to improve the quality of life. The Company projects revenues of $1.8 billion in 2007, has 9,100 employees serving customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

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For further information regarding PerkinElmer, please contact:

Investor Relations:	Media Contact:

Michael A. Lawless	Kevin J. Lorenc
PerkinElmer, Inc.	PerkinElmer, Inc.
(781) 663-5659	(781) 663-5701